Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$10,122,120
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,133,370)
Dividend Income	257,734
Interest Income	127,184
ETF Transaction Fees	4,200
Total Income (Loss)	$4,377,868

Expenses
General Partner Management Fees	$70,476
Professional Fees	34,765
Brokerage Commissions	8,442
Directors' Fees and insurance	3,764
Total Expenses	$117,447
Net Income (Loss)	$4,260,421

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/25	$114,528,171
Additions (1,050,000 Shares)	33,634,332
Withdrawals (1,600,000 Shares)	(51,697,776)
Net Income (Loss)	4,260,421

Net Asset Value End of Month	$100,725,148
Net Asset Value Per Share (3,250,000 Shares)	$30.99

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596